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                                                                    Exhibit 1.01
                                                                    ------------




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




     As independent public accountants, we hereby consent to the incorporation of our report dated May 28, 1999 included in the OGE Energy Corp. Employees' Stock Ownership and Retirement Savings Plan Form 11-K for the year ended December 31, 1998, into the previously filed Post-Effective Amendment No. 2-A to Registration Statement No. 33-61699 and Post-Effective Amendment No. 2-B to Registration Statement No. 33-61699.




                                               /s/   Arthur Andersen LLP


Oklahoma City, Oklahoma,
  June 29, 1999